Exhibit 10.7
EXECUTION COPY
ASSUMPTION AGREEMENT
     This Assumption Agreement (“Assumption Agreement”) is made this 16th day of February ____, 2011, by BANK OF AMERICA, N.A., as successor to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2 (“Noteholder”), MARITIME HOTEL ASSOCIATES, L.P., a California limited partnership (“Borrower”), KIMPTON DEVELOPMENT OPPORTUNITY FUND, L.P., a California limited partnership (“Original Guarantor”), WILDCATS OWNER LLC, a Delaware limited liability company (“Assumptor”), and PEBBLEBROOK HOTEL, L.P. , a Delaware limited partnership (“New Guarantor”).
RECITALS
     A. Noteholder’s predecessor in interest, Wachovia Bank, National Association (in such capacity, “Original Lender”) made a loan to Borrower in the original principal amount of Forty Two Million and no/100 Dollars ($42,000,000.00) (“Loan”), under the terms and provisions set forth in the following loan documents, all of which are dated as of February 23, 2007, unless otherwise noted:
     1. Promissory Note (“Note”) in the original principal amount of the Loan, made by Borrower and payable to Original Lender;
     2. Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing executed by Borrower to First American Title Insurance Company, as trustee, for the benefit of Original Lender which, secures the Note and other obligations of Borrower (“Security Instrument”), and which Security Instrument was recorded on February 27, 2007 as instrument number 2007-I344231-00 in the land records of the City and Count of San Francisco, California (“Official Records”), the Original Lender’s interest under which was assigned to Noteholder by instrument recorded on June 25, 2008, as instrument number 2008-I604025-00, in said Official Records. The land, improvements and other real property which are subject to the Security Instrument are hereinafter referred to as the “Property” and the equipment, machinery and other personal property which are subject to the Security Instrument are hereinafter referred to as the “Collateral”;
     3. Assignment of Leases and Rents (the “Assignment of Leases”) executed by Borrower, which was recorded on February 27, 2007 as instrument number 2007-I344232-00 with said Official Records, the Original Lender’s interest under which was assigned to Noteholder by instrument recorded on June 25, 2008, as instrument number 2008-I604025-00, in said Official Records;
     4. Guaranty executed by Original Guarantor (“Guaranty”);
     5. Consent and Agreement (“Consent and Agreement”) executed by Kimpton Hotel & Restaurant Group, LLC (“Manager”);

     6. Central Account Agreement executed by Borrower, Wachovia Bank, National Association (in such capacity, “Bank”) and Original Lender (“Central Account Agreement”);
     7. Rent Account Agreement executed by Borrower, Wachovia Bank, National Association (in such capacity, “Rent Account Bank”) and Original Lender (“Rent Account Agreement”);
     8. UCC-1 Financing Statement filed on February 27, 2007, as instrument number 07-7104477188 with the California Secretary of State (“State UCC”).
     The above documents and any other Loan Documents, including, in each case, any prior amendments thereto, together with this Assumption Agreement and all documents executed in connection herewith are hereinafter collectively defined as the “Loan Documents”.
     B. As of the Effective Date:
     1. The principal balance outstanding under the Note was $42,000,000.00;
     2. Accrued interest on the Note has been paid through February 10, 2011;
     3. The balance in the Basic Carrying Costs Escrow Account (as defined in Section 5.06 of the Security Instrument) was $9,585.02; and
     4. The balance in the Recurring Replacement Reserve Escrow Account (as defined in Section 5.08 of the Security Instrument) was $1,759,004.84.
     C. Borrower is about to sell and convey the Property and the Collateral to Assumptor, and both parties desire to obtain from Noteholder a waiver of any right Noteholder may have under the Loan Documents to accelerate the Maturity Date of the Note by virtue of such conveyance.
     D. Subject to the terms and conditions hereof, Noteholder is willing to consent to the sale and conveyance of the Property and the Collateral, and to waive any right of acceleration of the Maturity Date of the Note upon assumption by Assumptor of all obligations of Borrower under the Loan Documents.
NOW THEREFORE, FOR VALUABLE CONSIDERATION, including, without limitation, the mutual covenants and promises contained herein, the parties agree as follows:
     1. Incorporation. The foregoing recitals are incorporated herein by this reference.
     2. Assumption Fee. As consideration for Noteholder’s execution of this Assumption Agreement and in addition to any other sums due hereunder, Borrower and Assumptor agree to pay Noteholder or Noteholder’s servicer(s) (all as set forth in the escrow instructions to be executed in connection with the closing of this assumption) an assumption fee of $210,000.00 (0.5% of the loan balance), due on execution of this Assumption Agreement by Noteholder.

     3. Conditions Precedent. The following are conditions precedent to Noteholder’s obligations under this Assumption Agreement:
     a. The irrevocable commitment of First American Title Insurance Company (“Title Company”) to issue endorsements to Title Company’s Title Policy No. 276377CA1, dated February 27, 2007, in each case in form and substance reasonably acceptable to Noteholder and without deletions or exceptions other than as expressly approved by Noteholder in writing, insuring Noteholder that the priority and validity of the Security Instrument has not been and will not be impaired by this Assumption Agreement, the conveyance of the Property, or the transaction contemplated hereby;
     b. Receipt by Noteholder of: (i) the executed original of this Assumption Agreement; (ii) an executed original of a Memorandum of Assumption Agreement in the form attached hereto as EXHIBIT A, with signatures notarized, and otherwise in form and substance reasonably acceptable to Noteholder (“Memorandum of Assumption Agreement”); and (iii) any other documents and agreements which are required pursuant to this Assumption Agreement, in form and content reasonably acceptable to Noteholder;
     c. Assumptor’s delivery to Noteholder of the Memorandum of Assumption Agreement, in proper form for filing in the appropriate jurisdictions as determined by Noteholder, together with such other documents and agreements, if any, required pursuant to this Assumption Agreement or which Noteholder has requested to be recorded or filed;
     d. Assumptor’s delivery to Noteholder of UCC-1 Financing Statements in proper form for filing in the appropriate jurisdictions as reasonably determined by Noteholder, which Assumptor expressly authorizes Noteholder to file;
     e. Execution and delivery to Noteholder by New Guarantor of a new Guaranty (“New Guaranty”) in favor of Noteholder and in form and substance reasonably acceptable to Noteholder, pursuant to which New Guarantor irrevocably guarantees payment and performance of certain matters under the Loan as more specifically set forth in the New Guaranty, along with delivery to Noteholder of such resolutions or certificates of New Guarantor as Noteholder may reasonably require, in form and content reasonably acceptable to Noteholder;
     f. Receipt and approval by Noteholder of a Blocked Account Control Agreement with US Bank National Association for the new Rent Account; a Blocked Account Control Agreement with US Bank National Association for the Operating Lessee Rent Account and the execution of such amendments to the Central Account Agreement as required by Noteholder (the “New Cash Management Documents”);
     g. Noteholder’s receipt of the Agreement of Sublease (the “Operating Lease”) between Assumptor and Wildcats Lessee LLC (“Operating Lessee”) in form and substance reasonably acceptable to Noteholder;
     h. Execution and delivery to Noteholder by Operating Lessee and Assumptor, as applicable, of an acceptable Operating Lease Subordination and

Attornment Agreement (the “Operating Lessee Subordination”), an acceptable Security Agreement (the “Security Agreement”) and Collateral Assignment of Security Agreement (the “Collateral Assignment of Security Agreement”) and such other documentation as reasonably required by Noteholder;
     i. Operating Lessee’s delivery to Noteholder of UCC-1 Financing Statements (showing Operating Lessee as debtor and Assumptor as secured party) in proper form for filing in the appropriate jurisdictions as determined by Noteholder, which Assumptor expressly authorizes Noteholder to file;
     j. Delivery to Noteholder of the organizational documents and evidence of good standing of Assumptor and Operating Lessee, their constituent parties, and of New Guarantor, together with such resolutions or certificates as Noteholder may require, in form and content acceptable to Noteholder, authorizing the assumption of the Loan and executed by the appropriate persons and/or entities on behalf of Assumptor, Operating Lessee and New Guarantor;
     k. The representations and warranties contained herein are true and correct in all material respects;
     l. Receipt by Noteholder of evidence that casualty insurance and comprehensive liability insurance policies with respect to the Property, each in form and amount reasonably satisfactory to Noteholder, have been obtained with the annual premium for same to be paid at closing;
     m. Receipt by Noteholder of a copy of the Assignment and Assumption of Ground Lease by which the Borrower’s interest in the Ground Lease (as defined in the Security Instrument) will be conveyed to Assumptor, and the purchase and sale agreement (the “Purchase and Sale Agreement”) documenting the sale of the Property to Assumptor;
     n. Receipt by Noteholder of an executed Form W-9 for Assumptor;
     o. Receipt and reasonable approval by Noteholder of the Assignment and Amendment of Hotel Operating Agreement between Assumption and Manager and Manager’s execution of a new Consent and Agreement (the “New Consent and Agreement”).
     p. Noteholder shall have received an opinion of counsel to Noteholder with respect to the compliance of this Assumption Agreement, the transfer to Assumptor, and the transactions referenced herein with the provisions of the Internal Revenue Code as the same pertain to real estate mortgage investment conduits;
     q. Payment of the assumption fee provided for in Section 2 above;
     r. Borrower’s or Assumptor’s reimbursement to Noteholder of all reasonable and documented out-of-pocket costs and expenses incurred by Noteholder (for which invoices have been presented) in connection with this Assumption Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, escrow and recording fees, reasonable and documented attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Noteholder’s employees, agents or independent contractors;
     s. Receipt by Noteholder of: (i) the written consent of the United States Department of the Interior, National Park Service, acting by and through the Regional Director, Pacific West Division, an agency of the United States of America (the “Ground Lessor”) of the assignment of the Ground Lease; and (ii) an acceptable estoppel certificate from the Ground Lessor indicating that the Ground Lease is in full force and effect and neither party is in default thereunder;
     t. Receipt by Noteholder of confirmation that a liquor license is not required under California law at the Property (since the hotel is on federal land) and that all other necessary permits and approvals have been assigned and/or obtained;
     u. Receipt by Noteholder of confirmation that the items listed on Schedules 5.1(g) of the Purchase and Sale Agreement have been resolved or are being satisfactorily defended;
     v. Receipt and reasonable approval by Noteholder of (A) Assumption opinion from Assumptor’s counsel (licensed in the State of California) based on Noteholder’s standard form; (B) standard Delaware single member LLC opinions from acceptable Delaware counsel; and (C) a new Insolvency Opinion (as defined in the Security Instrument);
     w. Receipt by Noteholder of confirmations from each applicable Rating Agency (as defined in the Security Instrument);
     4. Effective Date. The effective date of this Assumption Agreement shall be the date that each condition precedent set forth in Section 3 above is either satisfied (or waived by the Lender) (“Effective Date”).
     5. Assumption. Assumptor hereby assumes and agrees to pay when due all sums due or to become due or owing under the Note, the Security Instrument and the other Loan Documents and shall hereafter faithfully perform all of Borrower’s obligations under and be bound by all of the provisions of the Loan Documents, as modified by this Assumption Agreement, and assumes all liabilities of Borrower under the Loan Documents as if Assumptor were an original signatory thereto. The execution of this Assumption Agreement by Assumptor shall be deemed its execution of the Note, the Security Instrument and the other Loan Documents.
     6. Partial Release of Borrower; Release of Noteholder. Noteholder hereby releases (on the Effective Date) Borrower from liability under the Loan Documents other than this Assumption Agreement; provided however, that the parties hereby acknowledge and agree that Borrower is expressly not released from and nothing contained herein is intended to limit, impair, terminate or revoke, any of Borrower’s obligations with respect to the matters set forth in Section 4 of the Note and Section 18.32 of the Security Instrument, to the extent the same arise out of or in connection with any act or omission occurring on or before the Effective Date (the “Retained Obligations”), and that such obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. Borrower’s obligations under the Loan Documents with respect to the Retained Obligations shall not be discharged or reduced by any extension, amendment, renewal or modification to, the Note, the Security Instrument or any other Loan Documents, including, without limitation, changes to the terms of repayment thereof, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Noteholder in its discretion for purposes related to those set forth in the Loan Documents. Each of Borrower, Original Guarantor, Assumptor and New Guarantor hereby fully releases (on the Effective Date) Noteholder and any servicer(s) of the Loan from any liability of any kind arising out of or in connection with the Loan or the Loan Documents other than this Assumption Agreement; provided, however, this release shall not apply to any liability due to fraud, gross negligence or willful misconduct of Noteholder. Each of Borrower, Original Guarantor, Assumptor and New Guarantor, after consultation with its respective attorney, hereby expressly waives the benefits of the provisions of applicable law, if any, which provides to the effect that:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.”
From time to time without first requiring performance on the part of Assumptor, Noteholder may look to and require performance by Borrower of all Retained Obligations.
     7. Confirmation of Guaranty; Partial Release of Original Guarantor. Nothing contained herein is intended to limit, impair, terminate or revoke Original Guarantor’s obligations under the Guaranty to the extent the same arise out of or in connection with any act or omission occurring on or before the Effective Date and such obligations shall continue in full force and effect in accordance with the terms and provisions of the Guaranty; provided, however, Noteholder hereby releases Original Guarantor from its obligations under the Guaranty to the extent the same arise out of or in connection with any act or omission occurring after the Effective Date.
     8. Representations and Warranties.
     a. Assignment. Borrower and Assumptor each hereby represents and warrants to Noteholder that Borrower will on the Effective Date contemporaneously with the transactions contemplated by this Assumption Agreement irrevocably and unconditionally transfer and assign to Assumptor all of Borrower’s right, title and interest in and to:
     i. The Property and the Collateral;
     ii. The Loan Documents;
     iii. All leases related to the Property or the Collateral;

     iv. All rights as named insured under all casualty and liability insurance policies (and all endorsements in connection therewith) relating to the Property or the Collateral (unless, but only to the extent that, Assumptor is obtaining its own such insurance policies);
     v. All reciprocal easement agreements, operating agreements, and declarations of conditions, covenants and restrictions related to the Property;
     vi. All prepaid rents and security deposits, if any, held by Borrower in connection with leases of any part of the Property or the Collateral; and
     vii. All funds, if any, deposited in impound accounts held by or for the benefit of Noteholder pursuant to the terms of the Loan Documents.
     Borrower and Assumptor each hereby further represents and warrants to Noteholder that no consent to the transfer of the Property and the Collateral to Assumptor is required under any agreement to which Borrower or Assumptor is a party, including, without limitation, under any lease, operating agreement, mortgage or security instrument (other than the Loan Documents), or if such consent is required, that the parties have obtained all such consents.
     b. No Defaults. Assumptor and Borrower each hereby represents and warrants, to its respective knowledge, that no default, event of default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents, as modified by this Assumption Agreement, and all representations and warranties herein and in the other Loan Documents are true and correct in all material respects.
     c. Loan Documents. Assumptor represents and warrants to Noteholder that Assumptor has actual knowledge of all terms and conditions of the Loan Documents, and agrees that Noteholder has no obligation or duty to provide any information to Assumptor regarding the terms and conditions of the Loan Documents. Assumptor further agrees that all representations, agreements and warranties in the Loan Documents regarding Borrower (as modified by this Assumption Agreement), its status, authority, financial condition and business shall apply to Assumptor, as though Assumptor were the borrower originally named in the Loan Documents. Assumptor further understands and acknowledges that, except as expressly provided in this Assignment and Assumption Agreement or in any other writing executed by Noteholder, Noteholder has not waived any right of Noteholder or obligation of Borrower or Assumptor under the Loan Documents and Noteholder has not agreed to any modification of any provision of any Loan Document or to any extension of the Loan.
     d. Financial Statements. Assumptor represents and warrants to Noteholder that the financial statements of Assumptor, New Guarantor, and Pebblebrook Hotel Trust (the “REIT”), previously delivered by Borrower, Assumptor or any of such parties to Noteholder: (i) are complete and correct in all material respects; (ii) present fairly and in all material respects the financial condition of each of such parties; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as expressly noted therein, or other accounting standards approved by Noteholder. Assumptor further represents and warrants to Noteholder that, since the date of such financial statements, there has been no material adverse change in the financial condition of any of such parties, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Assumptor to Noteholder and approved in writing by Noteholder or disclosed in public filings prior to the Effective Date.
     e. Reports. Assumptor represents and warrants to Noteholder that all reports, documents, instruments and information (other than information of a general economic or industry nature) that Assumptor has delivered to Noteholder in connection with Assumptor’s assumption of the Loan: (i) are correct and sufficiently complete to give Noteholder accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not materially misleading; provided that, with respect to projected financial information, Assumptor represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     f. Assumptor Location. Assumptor represents and warrants that its chief executive office is located at the following address: c/o Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814. Assumptor represents and warrants that its state of formation is Delaware. All organizational documents of Assumptor delivered to Noteholder are complete and accurate in every respect. Assumptor’s legal name is exactly as shown on page one of this Assumption Agreement. Assumptor shall not change Assumptor’s name or, as applicable, Assumptor’s chief executive office, Assumptor’s principal residence or the jurisdiction in which Assumptor is organized, without giving Noteholder at least 30 days’ prior written notice.
     g. Increase in Basic Carrying Costs Monthly Installment. Assumptor acknowledges and agrees that the Basic Carrying Costs Monthly Installment (as defined in the Security Instrument) shall be increased from $1,818.49 per month to $1,857.85 per monthly due to an increase in the estimated amount of Real Estate Taxes (as defined in the Security Instrument) for the Property.
     h. No Pledge of Equity Interests. Assumptor and New Guarantor represent and warrant to Noteholder that the equity interests in (i) Assumptor or (ii) any entity that, directly or indirectly, owns an equity interest in Assumptor have not been pledged, hypothecated or otherwise encumbered as security for any obligation, and that no portion of the capital contributed to Assumptor, directly or indirectly, in connection with Assumptor’s acquisition of the Property consists of borrowed funds.
     i. Embargoed Person. Assumptor and New Guarantor represent and warrant that none of the funds or other assets of Assumptor or New Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Economic Powers Act, 50 U.S.C. §§ 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et. seq., and any Executive Orders or regulations promulgated thereunder, including those related to Specially Designated Nationals and Specially Designated Global Terrorists (“Embargoed Person”) and further warrant and represent that no Embargoed Person has any interest of any nature whatsoever in Assumptor or New Guarantor with the result that the investment in Assumptor (whether directly or indirectly) is prohibited by law.
     9. Waiver of Acceleration. Noteholder hereby consents to the sale and conveyance of the Property and Collateral and agrees that it shall not exercise its right to cause all sums secured by the Security Instrument to become immediately due and payable because of the conveyance of the Property and the Collateral from Borrower to Assumptor; provided, however, Noteholder reserves its right under the terms of the Security Instrument or any other Loan Document to accelerate all principal and interest in the event of any subsequent sale, transfer, encumbrance or other conveyance of the Property, the Collateral or any interest in Assumptor, except as permitted by the Loan Documents.
     10. Modification of Loan Documents. The Loan Documents are hereby modified as follows:
     a. The definition of “Leases” on page 3 of the Security Instrument and on page 1 of the Assignment of Leases is modified to specifically include the Operating Lease.
     b. The following definitions are hereby added to Section 1.01 of the Security Instrument:
     “Operating Lease” shall mean that certain Agreement of Sublease dated as of February ___, 2011 between Borrower, as landlord, and Operating Lessee, as tenant.
     “Operating Lessee” shall mean Wildcats Lessee LLC.
     c. The definition of “Borrower’s Knowledge” on page 7 of the Security Instrument is hereby deleted and replaced with the following:
     ““Borrower’s Knowledge” or words of similar effect shall mean the actual knowledge of Borrower or Borrower’s President, Vice President, Secretary and/or Vice President or knowledge after making all due inquiry of the Property’s general manager or assistant general manager.”
     d. The definition of “Guarantor” on page 13 of the Security Instrument is hereby modified to refer to New Guarantor as the current “Guarantor” under the Loan Documents.

     e. The definition of “Loan Documents” on page 15 of the Security Instrument is hereby modified to include this Assumption Agreement, the new Guaranty, the Operating Lessee Subordination, the Collateral Assignment of Security Agreement, Consent and Agreement, the new Cash Management Documents and the other documents executed by Assumptor, New Guarantor, Operating Lessee and Manager in connection with the assumption.
     f. The reference to “Kimpton Group Holding LLC” in the definition of “Transfer” on pages 22-24 of the Security Instrument is hereby modified to refer to “Pebblebrook Hotel Trust.”
     g. The definition of “Transfer” on pages 22-24 of the Security Instrument is hereby modified to restrict Transfers of direct interests in Operating Lessee to the same extent as Transfers of direct interests in Assumptor; provided, however, that nothing contained in the definition of “Transfer” shall prohibit the execution of the Operating Lease between the Borrower and Operating Lessee.
     h. The following is hereby added at the end of the definition of “Transfer” on pages 22-24 of the Security Instrument:
     “Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Documents, the issuance, sale, conveyance, transfer or other disposition (the “REIT Transfer”) of any shares of stock (the “REIT Shares”) in Pebblebrook Hotel Trust (the “REIT”) shall be permitted without Lender’s prior written consent, provided that (i) the REIT Shares are publicly traded on a nationally recognized U. S. Stock Exchange; (ii) no Person or group (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the REIT greater than forty nine percent (49%); and (iii) the REIT Transfer does not result in or cause: (A) Borrower no longer being the owner of the Property; (B) Operating Lessee no longer being the subtenant under the Operating Lease; (C) the REIT no longer being the sole general partner and in Control of Guarantor and the owner of at least 51% of the limited partnership interests in the Guarantor; (D) the Guarantor no longer owning at least a 51% ownership interest in and maintaining Control over Pebblebrook Hotel Lessee, Inc. (the “TRS”); (E) Guarantor no longer being the sole member of and in Control of Borrower; (F) TRS no longer being the sole member of and in Control of Operating Lessee; (G) Guarantor no longer being the guarantor under the Loan Documents; or (H) a REIT Change of Control (as defined below).
     For purposes of this Section, a “REIT Change of Control” shall occur when: (i) one Person or group of affiliated Persons acquires more than 49% of the REIT Shares in one or a series of transactions, (ii) during the twelve (12) month period immediately prior to the REIT Transfer, individuals who at the beginning of such period constituted the Board of Directors or Trustees of the REIT (the “Board”) (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the REIT was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board as of the date of completion of the REIT Transfer, or (iii) if the REIT enters into a merger, consolidation or other business combination, or a sale of all or substantially all of the REIT’s assets and/or ownership interests which results in Borrower, Operating Lessee and/or Guarantor no longer being controlled, directly or indirectly, by the REIT.”
     i. The following language is hereby deleted from the end of the first sentence of Section 2.02(g) (iv) on page 27 of the Security Instrument: “...have filed and will file their own tax returns or, if Borrower and/or, if applicable, General Partner is part of a consolidated group for purposes of filing tax returns, Borrower and General Partner, as applicable, have been shown and will be shown as separate members of such group.”
     j. Section 2.02(g)(vii) on page 27 of the Security Instrument is hereby amended and restated in its entirety as follows: “Borrower and, if applicable, each General Partner, have been at all times, and intend to remain, adequately capitalized in light of the nature of their respective businesses.”
     k. The reference to “California limited partnership” in Section 2.02(g)(xi) on page 28 of the Security Instrument is modified to refer to “Delaware limited liability company”.
     l. The following is hereby added as Section 2.05(y) of the Security Instrument:
     “(y) Operating Lease.
     (i) Borrower shall (A) promptly perform and observe all of the material covenants required to be performed and observed by it under the Operating Lease and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (B) promptly notify Lender of any material default under the Operating Lease; (C) promptly deliver to Lender a copy of any notice of default or other material notice under the Operating Lease delivered to Operating Lessee by Borrower; (D) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Operating Lessee is terminating its Operating Lease or that Operating Lessee is otherwise discontinuing its operation of the Property; and (e) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Operating Lessee under the Operating Lease.

     (ii) Borrower shall not, without the prior written consent of Lender, (A) surrender, terminate or cancel the Operating Lease or otherwise replace Operating Lessee; (B) reduce or consent to the reduction of the term of the Operating Lease; or (C) enter into, renew, amend, modify, waive any provisions of, reduce Rents under or shorten the term of the Operating Lease except in the case of clauses (B) and (C) above, to the extent the foregoing could not reasonably be expected to be materially adverse to the Noteholder.
     m. Assumptor acknowledges and agrees that the annual, quarterly and other financial statements and reports required or otherwise requested by Noteholder under Section 2.09 of the Security Instrument shall include statements and reports of Operating Lessee as applicable.
     n. The eighth and ninth sentences in Section 5.01 shall be amended and restated in their entirety as follows:
“Additionally, Borrower shall cause Operating Lessee or Manager to send each respective credit card company or credit card clearing bank with which Operating Lessee or Manager has entered into merchant’s agreements (each, a “Credit Card Company”) a direction letter in the form of Exhibit F annexed hereto and made part hereof (the “Credit Card Payment Direction Letter”) directing such Credit Card Company to make all payments due in connection with goods or services furnished at or in connection with the Property by Federal wire or through ACH directly to a bank account established by the Operating Lessee (the “Operating Lessee Rent Account”). Without the prior written consent of Lender, Borrower shall not permit Operating Lessee or Manager to (i) terminate, amend, revoke or modify any Credit Card Payment Direction Letter in any manner or (ii) direct or cause any Credit Card Company to pay any amount in any manner other than as specifically provided in the related Credit Card Payment Direction Letter.”
     o. The definition of “Management Agreement” in Section 7.02(e) on page 76 of the Security Instrument is hereby modified to include that certain Assignment of and Second Amendment to Hotel Operating Agreement being executed by Operating Lessee and Manager in connection with this assumption.
     p. Assumptor shall cause Operating Lessee to comply in all material respects with all provisions of the Management Agreement and to comply with all of the provisions of the Security Instrument relating to the management and operation of the Property, including, without limitation, Section 7.02 of the Security Instrument.
     q. Sections 13.01 (d), (f), (g), (h), (i), (j), (l) and (n) of the Security Instrument are hereby modified to include acts and omissions of the Operating Lessee to the same extent as acts and omissions of the Assumptor and/or New Guarantor, as applicable
     r. Except as specifically amended hereby, the Loan Documents shall remain unchanged and in full force and effect.
     11. Net Worth Covenant of New Guarantor. As of the end of each fiscal quarter of New Guarantor commencing with the fiscal quarter ending March 31, 2011, New Guarantor’s Tangible Net Worth shall not be less than $250,000,000 (the “Net Worth Threshhold”). For purposes of this Section 11, “Tangible Net Worth” means the sum of (a) consolidated partnership’s equity of the New Guarantor and its subsidiaries, plus (b) accumulated depreciation with respect to real assets (to the extent deducted in determining partnerships’ equity), less (c) the value of all intangible assets of New Guarantor and its consolidated subsidiaries on a consolidated basis (to the extent included in determining partnerships’ equity), in each case as determined in accordance with GAAP. If the Tangible Net Worth of New Guarantor falls below the Net Worth Threshhold, Assumptor and New Guarantor shall have a period of thirty (30) days to provide one or more additional/replacement guarantors (individually or collectively, the “Replacement Guarantor”) who meet the Net Worth Threshhold and are otherwise satisfactory to Lender, in its reasonable discretion. Each Replacement Guarantor shall execute a guaranty in the same form as the New Guaranty. Assumptor’s and New Guarantor’s failure to provide a Replacement Guarantor (if required by this Section 11) within such time-frame shall constitute an Event of Default under the Loan Documents.
     12. Hazardous Materials. Without in any way limiting any other provision of this Assumption Agreement, Assumptor and Borrower expressly reaffirm as of the date hereof, and Assumptor reaffirms continuing hereafter: (a) each and every representation and warranty in the Loan Documents respecting “Hazardous Materials”; and (b) each and every covenant and indemnity in the Loan Documents respecting “Hazardous Materials”.
     13. Multiple Parties. If more than one person or entity has signed this Assumption Agreement as Assumptor or Borrower, then all references in this Assumption Agreement to Assumptor or Borrower shall mean each and all of the persons so signing, as applicable. The liability of all persons and entities signing shall be joint and several with all others similarly liable.
     14. Confirmation of Security Interest. Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Loan Document or the priority of that lien, charge or encumbrance. All assignments and transfers by Borrower to Assumptor are subject to any security interest(s) held by Noteholder. Assumptor shall promptly execute and deliver any further documents reasonably requested by the Noteholder to evidence the liens, charges and encumbrances created by the Loan Documents, including, without limitation, evidence of recordation of the Memorandum of Assumption Agreement after the Effective Date.
     15. Notices. All notices to be given to Assumptor and/or Operating Lessee pursuant to the Loan Documents shall be addressed as follows: c/o Pebblebrook Hotel Trust, 2 Bethesda

Metro Center, Suite 1530, Bethesda, Maryland 20814, Attn: Raymond Martz, President; with a copy to Hunton & Williams LLP, 951 East Byrd Street, Richmond, VA 23219, Attn: Kimberly Magee, Esq. All notices to be given to Noteholder pursuant to the Loan Documents shall be addressed as follows: c/o Wells Fargo Commercial Mortgage Servicing — East, 550 S. Tryon Street, 14th Floor, Charlotte, NC 28202, MAC D1086-120, Attn. Asset Manager; with a copy to Alston & Bird LLP, 101 South Tryon Street, Suite 4000, Charlotte, NC 28280, Attn. James A. L. Daniel, Jr., Esq.
     16. Integration; Interpretation. The Loan Documents, including this Assumption Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by Noteholder and Assumptor. Any reference in any of the Loan Documents to the property or the Collateral shall include all or any parts of the Property or the Collateral.
     17. Successors and Assigns. This Assumption Agreement is binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties but subject to all prohibitions of transfers contained in any Loan Document.
     18. Attorneys’ Fees; Enforcement. If any attorney is engaged by Noteholder to enforce, construe or defend any provision of this Assumption Agreement, or as a consequence of any default under or breach of this Assumption Agreement, with or without the filing of any legal action or proceeding, Assumptor shall pay to Noteholder, within 15 days after written demand, the amount of all attorneys’ fees and costs reasonably incurred by Noteholder in connection therewith, together with interest thereon from the date that is 15 days after the date of such demand at the rate of interest applicable to the principal balance of the Note as specified therein.
     19. Right of Transfer of Property. The parties acknowledge that Section 9.04 of the Security Instrument provides that Noteholder shall consent to the voluntary sale or exchange of all of the Property, all subject, however, to the terms and conditions set forth therein. The parties agree that this Assumption Agreement and the actions to be taken as contemplated herein shall constitute one such consent.
     20. Miscellaneous.
     a. This Assumption Agreement shall be governed and interpreted in accordance with the laws of the jurisdiction(s) specified in the other Loan Documents as governing the other Loan Documents. In any action brought or arising out of this Assumption Agreement, Borrower, Original Guarantor, New Guarantor, Noteholder and Assumptor, and general partners, members and joint venturers of them, hereby consent to the jurisdiction of any state or federal court having proper venue as specified in the other Loan Documents and also consent to the service of process by any means authorized by the law of such jurisdiction(s). Except as expressly provided otherwise herein, all terms used herein shall have the meaning given to them in the Loan Documents. Time is of the essence of each term of the Loan Documents, including this Assumption Agreement. If any provision of this Assumption Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had not been a part thereof.
     b. Notwithstanding anything to the contrary herein, this Agreement is subject to the provisions of Section 4 of the Note and Section 18.32 of the Security Instrument as if such provisions were set forth at length herein.
     21. Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which taken together will be deemed to be one and the same instrument.
[SEE ATTACHED SIGNATURE PAGES]

     IN WITNESS WHEREOF, Noteholder, Assumptor, New Guarantor, Borrower, and Original Guarantor have caused this Assumption Agreement to be duly executed as of the date first above written.

NOTEHOLDER:	BANK OF AMERICA, N.A., as successor to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2

By:	Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association, as authorized pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 2007

By:	/s/ Wayne Ventus, Jr.
	Name:	Wayne Ventus, Jr.
	Title:	Asst. Vice President

ASSUMPTOR:	WILDCATS OWNER LLC, a Delaware limited liability company
	By:	/s/Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	President

NEW GUARANTOR:	PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership By: Pebblebrook Hotel Trust, Its general partner

	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	EVP, CFO, Treasurer & Secretary

BORROWER:	MARITIME HOTEL ASSOCIATES, L.P., a California limited partnership
	By:	Hyde Street Hospitality, LLC, a Delaware limited liability company, its general partner

	By:	Kimpton Group Holding LLC, a Delaware limited liability company, its sole member

	By:	/s/ Ben Rowe
		Name:	Ben Rowe
		Title:	CFO

ORIGINAL GUARANTOR:	KIMPTON DEVELOPMENT OPPORTUNITY FUND, L.P., a California limited partnership
	By:	Kimpton Group Holding, LLC,
a Delaware limited liability company, its General Partner

	By:	/s/ Ben Rowe
		Name:	Ben Rowe
		Title:	CFO

EXHIBIT A
TO ASSUMPTION AGREEMENT

PREPARED BY AND	)
WHEN RECORDED MAIL TO:	)
Alston & Bird LLP	)
Bank of America Plaza	)
101 S. Tryon Street, Suite 4000)
Charlotte, NC 28280-4000)
Attn: James A. L. Daniel, Jr.	)
MEMORANDUM OF ASSUMPTION AGREEMENT
     MARITIME HOTEL ASSOCIATES, LP, a California limited partnership, with a mailing address at 222 Kearny Street, Suite 200, San Francisco, CA 94108 (“Borrower”), Kimpton Development Opportunity Fund, L.P., a California limited partnership, with a mailing address at 222 Kearny Street, Suite 200, San Francisco, CA 94108 (“Original Guarantor”), WILDCATS OWNER LLC, a Delaware limited liability company, with a mailing address at c/o Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814 (“Assumptor”), PEBBLEBROOK HOTEL, L.P. , a Delaware limited partnership, with a mailing address c/o Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814 (“New Guarantor”), and BANK OF AMERICA, N.A., as successor to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, with a mailing address c/o Wells Fargo Bank, N. A., Commercial Mortgage Servicing, 1901 Harrison Street, 7th Floor, Oakland, CA 94612, MAC AO227-020 “Noteholder”), are parties to that certain Assumption Agreement dated of even date herewith (“Assumption Agreement”).
     The undersigned parties agree that all obligations under that certain Promissory Note dated February 23, 2007 (“Note”) in the original principal amount of $42,000,000.00, secured by: (i) that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing executed by Borrower to First American Title Insurance Company, as trustee, for the benefit of Original Lender which, secures the Note and other obligations of Borrower (“Security Instrument”), and which Security Instrument was recorded on February 27, 2007 as instrument number 2007-I344231-00 in the land records of the City and Count of San Francisco, California (“Official Records”), the Original Lender’s interest under which was assigned to Noteholder by instrument recorded on June 25, 2008, as instrument number 2008-I604025-00, in said Official Records; (ii) that certain Assignment of Leases and Rents (the “Assignment of Leases”) executed by Borrower, which was recorded on February 27, 2007 as instrument number 2007-I344232-00 with said Official Records, the Original Lender’s interest under which was assigned to Noteholder by instrument recorded on June 25, 2008, as instrument number 2008-I604025-00, in said Official Records; and (iii) all other Loan Documents (as defined in the Assumption Agreement) securing the real property described on EXHIBIT A, have been assumed by Assumptor upon the terms and conditions set forth in the Assumption Agreement. The

Assumption Agreement is by this reference incorporated herein and made a part hereof. This Memorandum of Assumption Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which taken together will be deemed to be one and the same instrument.
[SEE ATTACHED SIGNATURE PAGES]

     IN WITNESS WHEREOF, Noteholder, Assumptor, New Guarantor, Borrower, and Original Guarantor have caused this Memorandum of Assumption Agreement to be duly executed as of the ____ day of February, 2011.

NOTEHOLDER:	BANK OF AMERICA, N.A., as successor to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2

By:	Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association, as authorized pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 2007

By:
Name:
Title:

ACKNOWLEDGMENT OF NOTEHOLDER

STATE OF CALIFORNIA	)
) ss
COUNTY OF CONTRA COSTA	)
     On ___________, 2011, before me, __________________________, the undersigned Notary Public in and for said County and State, personally appeared Tracy Mills-Smith, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Notary Public

My Commission Expires: ____________________

ASSUMPTOR:	WILDCATS OWNER LLC, a Delaware limited liability company
By:
Name:
Title:

NEW GUARANTOR:	PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership
	By:	Pebblebrook Hotel Trust,
Its general partner

By:
Name:
Title:

[ABC TO ATTACH APPROPRIATE NOTARY FORMS]

BORROWER:	MARITIME HOTEL ASSOCIATES, L.P., a California limited partnership
	By:	Hyde Street Hospitality, LLC,
a Delaware limited liability company,
its general partner

	By:	Kimpton Group Holding LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

ORIGINAL GUARANTOR:	KIMPTON DEVELOPMENT OPPORTUNITY FUND, L.P., a California limited partnership
	By:	Kimpton Group Holding, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title:

[OBC TO ATTACH APPROPRIATE NOTARY FORMS]

Exhibit A
Legal Description